UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

GRAND RIVER COMMERCE, INC.
(Exact name of registrant as specified in its charter)

Michigan	20-5393246
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)

4471 Wilson Avenue, SW, Grandville, Michigan	49418
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

None

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box:  ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box:   ☒

Securities Act registration statement file number to which this Form relates: 333-118859

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.01 per share
(Title of Class)

Common Stock Warrants
(Title of Class)

ITEM 1.	Description of Registrant’s Securities To Be Registered.

Grand River Commerce, Inc. (the “Registrant”) hereby incorporates by reference herein the description of its common stock, par value $0.01 per share, to be registered hereunder set forth under the heading “Description of Common Stock” in the Registrant’s prospectus forming part of its Registration Statement on Form SB-2 (File No. 333-147456), originally filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, on November 16, 2007, as thereafter amended and supplemented.

ITEM 2.	Exhibits.

Exhibit No.	Description

3.1	Articles of Incorporation of Grand River Commerce, Inc.*
3.2	Bylaws of Grand River Commerce, Inc.*
4.1	Specimen stock certificate representing Grand River Commerce, Inc. Common Stock*

* Incorporated by reference to the Company’s Registration Statement on Form SB-2 (File No. 333-147456), as amended, which was initially filed with the Securities and Exchange Commission on November 16, 2007.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:   April 30, 2010

GRAND RIVER COMMERCE, INC.

By:	/s/ Robert P. Bilotti
Robert P. Bilotti
Chairman, President and CEO

EXHIBIT INDEX

Exhibit No.	Description

3.1	Articles of Incorporation of Grand River Commerce, Inc.*
3.2	Bylaws of Grand River Commerce, Inc.*
4.1	Specimen stock certificate representing Grand River Commerce, Inc. Common Stock*

* Incorporated by reference to the Company’s Registration Statement on Form SB-2 (File No. 333-147456), as amended, which was initially filed with the Securities and Exchange Commission on November 16, 2007.